EXHIBIT 99.4

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

UNITED STATES OF AMERICA,	)	Criminal No. 10-CR-02107-WQH
	)	CONSENT TO RULE 11 PLEA IN A FELONY CASE BEFORE UNITED STATES MAGISTRATE JUDGE
Plaintiff,	)
)
v.	)
)
ELIZABETH A. DRAGON	)
)
Defendant.	)
)

I have been advised by my attorney and by the United States Magistrate Judge of my right to enter my plea in this case before a United States District Judge. I hereby declare my intention to enter a plea of guilty in the above case, and I request and consent to have my plea taken by a United States Magistrate Judge pursuant to Rule 11 of the Federal Rules of Criminal Procedure.

I understand that if my plea of guilty is taken by the United States Magistrate Judge, and the Magistrate Judge recommends that the plea be accepted, the assigned United States District Judge will then decide whether to accept or reject any plea agreement I may have with the United States and will adjudicate guilt and impose sentence.

I further understand that any objections to the Magistrate

Judge’s findings and recommendation must be filed within 14 days of the entry of my guilty plea.

Dated: 6/2/10	/s/ Elizabeth A. Dragon
Defendant

Dated: 6/2/10	/s/ Roman E. Darmer
Attorney for Defendant

The United States Attorney consents to have the plea in this case taken by a United States Magistrate Judge pursuant to Criminal Local Rule 11.1.

Dated: 6/2/10	/s/ Steven E. Stone
Assistant United States Attorney